UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2011
Desert Capital REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

0-51344	20-0495883

(Commission File Number)	(IRS Employer Identification No.)

1291 W. Galleria Drive, Suite 200, Henderson, Nevada	89014

(Address of Principal Executive Offices)	(Zip Code)
(800) 419-2855

(Registrant’s Telephone Number, Including Area Code)
NONE.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On April 29, 2011, a petition for involuntary Chapter 11 bankruptcy entitled In re Desert Capital REIT, Inc. (Case No. 11-16624) was filed against Desert Capital REIT, Inc. (the “Company”) by Taberna Preferred Funding VI Ltd., Taberna Preferred Funding VIII Ltd., Sage Trust and certain other lenders named in the petition in the United States Bankruptcy Court for the District of Nevada in Las Vegas, Nevada. The filing did not include any subsidiary or affiliate of the Company.
Under the involuntary petition, a Trustee has not been requested or appointed. Once the Company is served with a summons and citation for the involuntary petition, it will have twenty (20) days to file an answer to the petition, during which time it will continue to operate its business.

SIGNATURE
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: May 5, 2011

DESERT CAPITAL REIT, INC.
By:	/s/ Todd B. Parriott
Todd B. Parriott
Chief Executive Officer